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                                                                  Exhibit 10.105

                                 PROMISSORY NOTE
                                   (Note One)

$5,000,000                                               Los Angeles, California
                                                                 August 16, 1996


         1. FOR VALUE RECEIVED, UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of IMPERIAL BANK, a California banking corporation ("Payee"), the principal sum of Five Million Dollars ($5,000,000) plus interest in the manner and upon the terms and conditions set forth below.

         2. This Promissory Note (this "Note") shall bear interest at the rate of nine and three quarters percent (9.75%) per annum. Maker promises to pay all accrued interest hereunder, in arrears, on the first Business Day of each and every month. All computations of interest shall be in accordance with the provisions of the Agreement (as hereinafter defined).

         3. Maker further promises to pay the outstanding principal balance hereof, together with all accrued but unpaid interest thereon, on February 16, 1997.

         4. This Note may be prepaid at any time, in whole or in part, without any premium or penalty whatsoever.

         5. If any payment due hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) and any applicable grace period has expired, in addition to and not in substitution of any other rights and remedies which Payee may have with respect to such nonpayment, the entire principal amount owing hereunder shall bear interest at the rate of fourteen and three quarters percent (14.75%) per annum, effective on the day following the expiration of the grace period with respect thereto and continuing until such overdue payment is paid in full. In addition, interest due hereunder not paid when due shall bear interest at the rate of fourteen and three quarters percent (14.75%) per annum, effective on the day following the expiration of the grace period with respect thereto and continuing until such overdue interest payment is paid in full.

         6. If any payment due hereunder, whether for principal, interest, Funding Fees, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Payee's other rights and remedies with respect to such nonpayment, Maker shall pay to Payee, a late payment fee ("Late Payment Fee") equal to five percent (5%) of the amount of such overdue payment. The Late

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Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

         7. Maker shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to Payee at Payee's office located at 9920 South La Cienega Boulevard, Suite 628, Inglewood, CA 90301, Attention Lending Services Department; or to such other address as Payee may from time to time specify by notice to Maker.

         8. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no principal balance outstanding, Payee shall refund to Maker such excess.

         9. This Note is the Note One referred to in that certain Loan Agreement, dated as of August 16, 1996 (as may be at any time hereafter amended, supplemented, or otherwise modified or restated, the "Agreement"), by and between Maker, as Borrower, and Payee, as Bank, and is governed by the terms thereof. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity hereof upon the terms and conditions specified in the Agreement.

         10. This Note is secured by the Liens granted to Payee under the Loan Documents.

         11. Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

         12. This Note shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of laws.


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         IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                   UNISON HEALTHCARE CORPORATION,
                                   a Delaware corporation

                                   By /s/ Jerry M. Walker
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                                         Title: President
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